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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2001
Date of Report (Date of earliest event report)

WIND RIVER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21342	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501
(Address of principal executive offices and zip code)

(510) 748-4100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

    On December 4, 2001, Wind River Systems, Inc. (the "Company") issued a press release announcing its intention to offer convertible subordinated notes for sale in a private placement. Attached hereto as Exhibit 99.1 is the Company's press release dated December 4, 2001.

    On December 5, 2001, the Company announced pricing of $125 million of convertible subordinated notes due 2006 (plus an additional amount of up to $25 million at the option of the initial purchasers). The Company announced that the notes are convertible into common stock of the Company at a conversion price of $24.115 per share and will accrue interest at an annual rate of 3.75%. The Company stated that consummation of the sale of the notes is expected to occur on December 10, 2001, is subject to customary closing conditions. Attached hereto as Exhibit 99.2 is the Company's press release dated December 5, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

NUMBER	DESCRIPTION
99.1	Press Release issued by the Company on December 4, 2001
99.2	Press Release issued by the Company on December 5, 2001

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIND RIVER SYSTEMS, INC.
Dated: December 6, 2001	By:	/s/ MARLA ANN STARK Marla Ann Stark Vice President and General Counsel

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EXHIBIT INDEX

NUMBER	DESCRIPTION
99.1	Press Release issued by the Company on December 4, 2001
99.2	Press Release issued by the Company on December 5, 2001

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX